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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of American Skiing Company of our report dated September 19, 1997, except as to Note 16 which is as of October 10, 1997 relating to the financial statements of American Skiing Company, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of the Company" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Data of the Company."



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of American Skiing Company of our report dated August 31, 1995 relating to the financial statements of S-K-I Ltd., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of the Company" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical and Pro Forma Financial Data of the Company."


PRICE WATERHOUSE LLP


Boston, Massachusetts
October 10, 1997